THE CHINA FUND, INC. (CHN)
The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US$	24.81
Market price	US$	22.90
Premium/(discount)		(7.70%)
Fund size	US$	565.3m
Source: State Street Bank and Trust Company

At 31 July 2009	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	9.4	11.9
Year to date	42.7	52.6
One year	(0.7)	(2.9)
Three years %pa	20.4	10.9
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY
China’s markets bounded ahead in July, boosted by easy credit (M2 growth of 28.5% in June was the highest ever). Newsflow was generally positive (Chinese housing starts increased by 12% in June, the first positive number for 12 months), forcing the last bearish brokers to turn bulls. The ‘H’ share index was the most exciting, with an 18.5% rise led by the cyclicals (but if you want to own these companies, it’s best not to visit them). Towards the end of the month, there were signs that the government would rein in the tearaway loan growth that has boosted asset markets. Zhang Jianguo, president of China Construction Bank, in announcing that new lending by his bank would be down 70% in the second half, commented ‘We noticed that some loans didn’t go into the real economy’(!). But until there is evidence of the return of inflation (possibly by November) any meaningful tightening measures are unlikely; no water will be thrown on the flames, just less gasoline.
In such hot markets, the Fund managed to eke out a gain of just 9.4%. We have been too cautious, sticking with steady growth companies and failing to jump back into commodity and property stocks. However, it is difficult to change this stance now that these stocks are even more over-valued. Ugly results and a big increase in equity supply must surely increase headwinds. The tottering state of local government finances also looks set to become an issue. We continue to find value in small-caps and special situations, but overall, the Chinese markets, with the exception of Taiwan, now look richly valued given the many threats to a global economic recovery once the stimulus of government spending is removed.

INVESTMENT STRATEGY
The Fund is 94.3% invested with holdings in 61 companies. Of the portfolio, 16% is invested in unlisted companies.
During July we added to the Fund’s weighting in healthcare (now 14.6%) by buying China Pharmaceutical (a company much improved since its transfer from state ownership) and leading contract-research organization Wuxi Pharmatech. We also added to the Fund’s significant position in Far East Energy, which has started to produce coal-bed methane and appears to be an acquisition target.
At the end of July, the Fund’s weighting in Taiwan was 18.5%. Since the end of the month, we have been increasing this, through the purchase of financials Fubon Bank and KGI Securities, and convenience-store operator Familymart. We expect Taiwan to enjoy a liquidity boom as rapid progress in rapprochement across the straits is prompting Taiwanese expatriate capital to return to the island. This will shortly be followed by mainland Chinese capital in the form of bank acquisitions, commercial property investment, and then portfolio flows.
Overall, sales in July ran ahead of purchases in anticipation of a market correction. Stocks sold include Fu Ji Food, Anta Sports, Huiyuan Juice, Bawang and Huabao.
When markets race ahead, the Fund’s unlisted investment portfolio acts as a drag on short-term performance. However, the improvement in stockmarkets, and particularly the re-opening of the IPO window, is good news for this portfolio. The Fund’s largest holding, the rural electrical retailer Huiyin (Queenbury), appointed an underwriter in July and is now preparing for a Hong Kong listing in early 2010.
Chris Ruffle, Martin Currie Inc*

*  Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 JULY 2009
FUND DETAILS

Market cap	US$ 521.7m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc
Source: State Street Bank and Trust Company.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Consumer discretionary	20.9%	4.7%
Consumer staples	17.0%	2.1%
Healthcare	14.6%	—
Financials	13.6%	37.3%
Industrials	10.6%	8.1%
Information technology	7.1%	19.8%
Energy	5.0%	8.8%
Materials	2.8%	6.2%
Utilities	1.5%	4.0%
Telecommunications	1.2%	9.0%
Other assets & liabilities	5.7%	—
Source: State Street Bank and Trust Company. Source for index data: MSCI
ASSET ALLOCATION
Source: State Street Bank and Trust Company
PERFORMANCE (US$ RETURNS)

	NAV	Market price
	%	%
One month	9.4	9.2
Year to date	42.7	38.5
Three years % pa	20.4	17.6
Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company
15 LARGEST HOLDINGS (44.3%)

Queenbury Investment (Huiyan)	Consumer discretionary	7.2%
CITIC Securities	Financials	4.6%
Ugent Holdings	Industrials	4.0%
Wumart Stores	Consumer staples	3.8%
Shandong Weigao Group	Healthcare	3.6%
Far Eastern Department Stores	Consumer discretionary	3.3%
China Medical System	Healthcare	2.5%
Ports Design	Consumer discretionary	2.1%
Ruentex Development	Financials	2.0%
Shenzhen Agricultural Products	Consumer staples	2.0%
China Shineway Pharmaceutical	Healthcare	1.9%
China Fishery Group	Consumer staples	1.9%
Fushan International Energy	Energy	1.9%
Chaoda Modern Agriculture	Consumer staples	1.8%
Wuliangye Yibin	Consumer staples	1.7%
DIRECT INVESTMENTS (16.0%)

Queenbury Investment (Huiyan)	Consumer discretionary	7.2%
Ugent Holdings	Industrials	4.0%
Qingdao Bright Moon	Industrials	1.5%
HAND Enterprise Solutions	Information technology	1.5%
Highlight Tech	Industrials	1.2%
China Silicon (Series A Preferred)	Information technology	0.6%
China Silicon (Common Stock)	Information technology	—
China Silicon (Warrants)	Information technology	—
TECO Optronics	Information technology	—
Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	9.4	29.3	42.7	(0.7)	20.4	21.1	11.3
MSCI Golden Dragon	11.9	29.7	52.6	(2.9)	10.9	14.5	10.1
Hang Seng China Enterprise	10.6	33.5	53.6	(2.4)	21.2	23.0	22.9
Shanghai Stock Exchange 180	17.6	42.8	105.4	32.2	48.6	31.7	n/a
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three year, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2009 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 July 2009.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 July 2009.
10 YEAR DIVIDEND HISTORY CHART

Total	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82
Income	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48
Long-term capital	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34
Short-term capital	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

31 JULY 2009

Sector	Company (BBG ticker)	Price		Holding	Value US$	% of portfolio
Hong Kong						18.0%
Ports Design	589 HK	HK$	20.0	4,549,500	11,728,753	2.1%
China Shineway Pharmaceutical	2877 HK	HK$	7.6	11,184,000	10,895,240	1.9%
Fushan International Energy	639 HK	HK$	5.1	16,044,000	10,578,552	1.9%
Chaoda Modern Agriculture	682 HK	HK$	5.2	14,885,357	10,160,326	1.8%
Xinao Gas	2688 HK	HK$	12.8	5,084,000	8,436,051	1.5%
Natural Beauty Bio-Technology	157 HK	HK$	1.3	48,680,000	8,291,196	1.5%
Intime Department Store Group	1833 HK	HK$	4.8	12,568,629	7,703,254	1.4%
Shangri-La Asia	0069 HK	HK$	12.4	4,755,555	7,547,429	1.3%
Golden Meditech	8180 HK	HK$	1.5	35,040,000	6,600,999	1.2%
Sina Corp	SINA US	US$	33.2	162,700	5,398,386	0.9%
FU JI Food & Catering Services	1175 HK	HK$	7.6	5,462,000	5,356,215	0.9%
TPV Technology	903 HK	HK$	4.2	8,854,000	4,821,084	0.8%
China Rare Earth	769 HK	HK$	1.6	11,070,000	2,199,688	0.4%
Yorkey Optical International	2788 HK	HK$	1.9	8,598,926	2,108,096	0.4%

Singapore						4.7%
China Fishery Group	CFG SP	SG$	1.2	13,255,000	10,774,551	1.9%
Hsu Fu Chi International	HFCI SP	SG$	1.4	9,484,000	9,422,392	1.7%
CDW	CDW SP	SG$	0.1	59,708,000	2,488,957	0.4%
Financial One Corp	FIN SP	SG$	0.3	12,030,000	2,465,592	0.4%
China Milk Products Group	CMILK SP	SG$	0.5	4,923,000	1,744,350	0.3%

Hong Kong ‘H’ shares						11.1%
Wumart Stores	995 HK	HK$	11.3	14,888,000	21,630,544	3.8%
Shandong Weigao Group	8199 HK	HK$	20.3	7,808,000	20,451,659	3.6%
China Pharmaceutical Group	1093 HK	HK$	4.4	12,918,000	7,350,664	1.3%
Zijin Mining	2899 HK	HK$	7.2	7,214,000	6,757,802	1.2%
ZTE Corp	763 HK	HK$	33.8	1,461,926	6,404,096	1.2%

Taiwan						18.5%
Far Eastern Department Stores	2903 TT	NT$	33.1	18,511,584	18,676,342	3.3%
Ruentex Development	9945 TT	NT$	29.9	12,694,000	11,549,497	2.0%
Uni-President Enterprises	1216 TT	NT$	34.1	8,728,581	9,059,016	1.6%
China Metal Products	1532 TT	NT$	32.3	9,019,881	8,866,470	1.6%
WPG Holdings	3702 TT	NT$	40.3	6,320,000	7,763,228	1.4%
Lien Hwa Industrial	1229 TT	NT$	15.9	15,919,692	7,715,286	1.3%
Yuanta Financial	2885 TT	NT$	23.6	10,520,593	7,567,849	1.3%
FamilyMart	5903 TT	NT$	56.2	4,260,652	7,298,483	1.3%
Taiwan Secom	9917 TT	NT$	49.5	4,738,000	7,148,592	1.3%
HTC Corp	2498 TT	NT$	447.5	438,000	5,974,305	1.1%
Synnex Technology	2347 TT	NT$	63.7	2,553,855	4,958,564	0.9%
KGI Securities	6008 TT	NT$	16.3	8,800,000	4,372,105	0.8%
Merry Electronics	2439 TT	NT$	33.0	3,584,340	3,605,317	0.6%

United Kingdom						2.5%
China Medical System Holdings	CMSH LN		£2.3	3,623,188	13,926,256	2.5%

United States						5.1%
WuXi PharmaTech Cayman	WX US	US$	10.7	836,890	8,954,723	1.6%
Mindray Medical International	MR US	US$	29.7	191,700	5,697,324	1.0%
Far East Energy	FEEC US	US$	0.4	14,565,477	5,534,881	1.0%
New Oriental Education	EDU US	US$	73.5	73,400	5,394,900	1.0%
The9	CMED US	US$	8.7	358,900	3,133,197	0.5%

Equity linked securities (‘A’ shares)						18.4%
CITIC Securities		US$	5.6	4,720,200	26,274,384	4.6%
Shenzhen Agricultural		US$	1.7	6,800,000	11,376,298	2.0%
Wuliangye Yibin		US$	3.4	2,857,007	9,836,675	1.7%
China Yangtze Power		US$	2.3	4,169,077	9,604,845	1.7%
Zhejiang Guyuelongshan		US$	1.2	6,124,000	7,394,944	1.3%
Suning Appliance		US$	2.3	2,874,013	6,506,765	1.2%
Shanghai Yuyuan Tourist Board		US$	2.7	238,502,000	6,325,517	1.1%
Daqin Railway		US$	1.7	3,807,000	6,285,471	1.1%
China Minsheng Banking		US$	1.3	4,758,300	6,059,224	1.1%
Ping An Insurance		HK$	68.8	614,500	5,435,281	1.0%
Shanghai International Airport		US$	2.5	1,816,700	4,627,135	0.8%
Dalian Zhangzidao Fishery		US$	3.8	1,100,565	4,210,762	0.8%

Sector	Company (BBG ticker)	Price		Holding	Value US$	% of portfolio
Direct						16.0%
Queenbury Investment (Huiyan)		US$	90345.0	450	40,655,250	7.2%
Ugent Holdings		HK$	100.0	177,000,000	22,838,415	4.0%
Qingdao Bright Moon		US$	0.3	31,827,172	8,275,065	1.5%
HAND Enterprise Solutions		US$	16.4	500,000	8,200,000	1.5%
Highlight Tech		US$	2.1	3,366,893	6,902,130	1.2%
China Silicon (Series A Preferred)		US$	133.0	27,418	3,646,594	0.6%
China Silicon (Common Stock)			—	347,904	—	—
China Silicon (Warrants)			—	685,450	—	—
teco Optronics			—	1,861,710	—	—

Other assets & liabilities					32,333,846	5.7%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china

North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.

Please note: calls to the above numbers may be recorded.